UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 13, 2024 (August 5, 2024)

Date of Report (Date of earliest event reported)

MetAlert Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53046	98-0493446
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 W. 9th Street, Suite 1214, Los Angeles, CA	90015
(Address of Principal Executive Offices)	(Zip Code)

213-489-3019

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective August 5, 2024, MetAlert, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Carl LaRue (the “Investor”), pursuant to which the Company agreed to issue to Investor a Convertible Promissory Note (the “Note”), dated August 5, 2024, in the principal amount of $345,000, including $45,000 of original issue discount (OID). The Note was funded by Investor on August 6, 2024, with the Company receiving the first of six scheduled $50,000 tranches, a total of $300,000, the last of such tranches being scheduled for January 10, 2025, with each tranche bearing interest at 5% per annum and having a due date two years after the funding date. The Note is convertible into shares of the Company’s common stock at a fixed conversion price of $0.035 per share or, if converted into shares of Company common stock that shall have been qualified in Regulation A offering, at a fixed price equal to the fixed offering price in such Regulation A offering; provided, however, that Investor may not convert the Note to the extent that such conversion would result in Investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s then-issued and outstanding common stock.

In addition, the Purchase Agreement contains the following further agreements:

Royalty. The Company agreed to pay Investor a royalty per unit of inventory (a “Unit”) sold (the “Royalty”), as follows:

(a) from the Issue Date of the Note until the Partial Vesting Date (the date on which Investor shall have delivered $150,000 under the Note), the Company shall accrue a Royalty in favor of Investor of $5.00 per Unit and, within ten (10) business days from the Partial Vesting Date, the Company shall pay such accrued Royalty amount to Investor; and

(b) from and after the Partial Vesting Date, the Company shall pay a Royalty in favor of Investor of $5.00 per Unit; provided, however, that the Company’s obligation to pay a Royalty to Investor shall expire on the date that is six months immediately following the date on which Investor shall have received Royalty payments equal to $345,000; provided, further, however, that, should Investor deliver less than all six tranches (the “Lesser Loan Amount”) contemplated in the Note, the Company’s obligation to pay a Royalty to Investor shall expire on the date that is six months immediately following the date on which Investor shall have received Royalty payments equal to the Lesser Loan Amount.

Ownership Dilution Protection. The Company agreed that, beginning on the Issue Date of the Note and continuing through the date on which Investor shall have received payments equal to $345,000, either through cash repayments and/or conversions of the Note, (the “Anti-Dilution Period”), Investor shall be issued a cashless warrant (each a “Warrant”) to purchase shares of Company common stock, as follows: with respect to all shares of Company common stock issued as compensation (the “Compensation Shares”) to employees, consultants and/or advisors (each a “Relevant Person”) during the Anti-Dilution Period, Investor shall be issued a cashless warrant to purchase a number of shares of Company common stock equal to 20%)of the number of Compensation Shares issued to a Relevant Person.

Security Agreement. As required by the Purchase Agreement, the Company and Investor entered into a security agreement (the “Security Agreement”), which grants Investor a security interest in all of the Company’s Gun AlertTM inventory and all proceeds therefrom.

The foregoing descriptions of the Purchase Agreement, the Note, the Security Agreement and the Warrant do not purport to be complete and are qualified in its entireties by reference to the full text of the Purchase Agreement, the Note, the Security Agreement and the Warrant which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The issuance of the Note by the Company to the Investor (Carl La Rue) was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to only one person, the lack of any general solicitation or advertising in connection with such issuance, that the issuee is an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that the issuee is acquiring the securities for his own account and without a view to distribute them.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement between the Company and Carl LaRue
10.2	Secured Convertible Promissory Note, $345,000 principal amount, in favor of Carl LaRue
10.3	Security Agreement between the Company and Carl LaRue
10.4	Form of Pre-Funded Common Stock Purchase Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

METALERT, INC.

Dated: September 13, 2024	By:	/s/ Patrick Bertagna
Patrick Bertagna
Chief Executive Officer